UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2018
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02    APPOINTMENT OF PRINCIPAL OFFICERS.

Chief Executive Officer

Effective November 19, 2018, the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) appointed Charles K. Thompson to serve as Chief Executive Officer, and as the Company’s principal executive officer, on a non-interim basis. Mr. Thompson had previously been serving as the Interim Chief Executive Officer and interim principal executive officer since March 2018. In addition to serving as Chief Executive Officer, Mr. Thompson will continue to serve as a member and Chairman of the Board.

Additional information about Mr. Thompson, including his bio, can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2018 in connection with Mr. Thompson’s prior appointment as the Company’s Interim Chief Executive Officer. There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Thompson and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Thompson and any other person pursuant to which Mr. Thompson was appointed as Chief Executive Officer of the Company, or (iii) transactions in which Mr. Thompson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Thompson’s appointment, he entered into an Employment Agreement with the Company (the “Thompson Employment Agreement”), effective as of November 19, 2018. Pursuant to the Thompson Employment Agreement, Mr. Thompson will serve as the Chief Executive Officer of the Company for a term ending on the earlier of (i) a termination of Mr. Thompson’s employment pursuant to the Thompson Employment Agreement and (ii) December 31, 2020; provided, however, that the Company shall provide written notice to Mr. Thompson at least ninety days prior to December 31, 2020 confirming the term shall end on such date. Under the Thompson Employment Agreement, Mr. Thompson will be paid an annual base salary of $600,000, which shall be reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In addition, Mr. Thompson will receive insurance benefits and shall be entitled to participate in any of the Company’s current or future incentive compensation plans. Mr. Thompson will also receive a grant under the Company’s 2017 Equity Incentive Plan of 210,000 time-based Restricted Stock Units which will vest on December 31, 2020, subject to potential accelerated vesting upon the termination of Mr. Thompson’s employment by the Company without Cause (as defined in the Thompson Employment Agreement) or voluntary termination by Mr. Thompson for Good Reason (as defined in the Thompson Employment Agreement).

In the event Mr. Thompson is terminated for Cause or voluntarily terminates his employment without Good Reason he shall be entitled to payment of accrued and unpaid base salary and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Thompson is terminated without Cause or terminates his employment for Good Reason, Mr. Thompson shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of any bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all non-performance based equity awards outstanding.

During and after termination of the Thompson Employment Agreement, Mr. Thompson is obligated to maintain the confidentiality of the Company’s confidential information. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Thompson Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Thompson Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Thompson Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Chief Financial Officer

Effective November 15, 2018, the Board appointed Stacy W. Hilgendorf to serve as the Chief Financial Officer of the Company. Mr. Hilgendorf previously served as the Company’s Vice President and Chief Accounting Officer, and he will continue to serve as the Company’s principal accounting officer as well as principal financial officer. The Company’s prior Chief Financial Officer, Edward A. Lang III, will be leaving the Company to pursue other opportunities effective November 30, 2018.

Mr. Hilgendorf, age 49, has over 25 years of experience in corporate accounting, financial reporting, tax planning and compliance, internal audit, financial analysis and other corporate finance matters. Mr. Hilgendorf joined the Company in December 2013 as Corporate Controller and was appointed Vice President, Chief Accounting Officer and Corporate Controller in January 2015. Prior to joining the Company, he served as Senior Director of Finance for Starwood Hotels and Resorts Worldwide, Inc. from August 2004 to December 2013, and prior to that as Corporate Accounting and Financial Reporting Manager for The Dial Corporation from August 2000 to August 2004.  Mr. Hilgendorf began his career as a Manager in the Audit and Assurance practice at Ernst & Young in the Los Angeles and Phoenix offices from October 1991 to November 1996.  Mr. Hilgendorf is a graduate of the University of Arizona, with a B.S. in Accounting, and is a Certified Public Accountant in the State of Arizona.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Hilgendorf and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Hilgendorf and any other person pursuant to which Mr. Hilgendorf was appointed as Chief Financial Officer of the Company, or (iii) transactions in which Mr. Hilgendorf has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Hilgendorf’s appointment, he entered into an Employment Agreement with the Company (the “Hilgendorf Employment Agreement”), effective as of November 15, 2018. Pursuant to the Hilgendorf Employment Agreement, Mr. Hilgendorf will serve as the Vice President and Chief Financial Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Hilgendorf provides at least three months prior written notice of termination pursuant to the terms of the Hilgendorf Employment Agreement.

For Mr. Hilgendorf’s services, he will be paid an annual base salary of $240,000, which shall be reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In the event Mr. Hilgendorf is terminated for Cause (as defined in the Hilgendorf Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Hilgendorf Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Hilgendorf is terminated without Cause or terminates his employment for Good Reason, Mr. Hilgendorf shall be entitled to (i) payment of accrued and unpaid base salary and reimbursement for expenses incurred through the last day of his employment, (ii) periodic payments in an amount equal to Mr. Hilgendorf’s then-current base salary for a period of eighteen months following the effective date of termination of employment, and (iii) a lump sum amount equal to the sum of twelve months of the Company’s COBRA premiums in effect on the date of termination.

During and after termination of the Hilgendorf Employment Agreement, Mr. Hilgendorf is obligated to maintain the Company’s confidential information in confidence. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Hilgendorf Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Hilgendorf Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Hilgendorf Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated November 19, 2018, between the Company and Charles K. Thompson

10.2	Employment Agreement, dated November 15, 2018, between the Company and Stacy W. Hilgendorf

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated November 19, 2018, between the Company and Charles K. Thompson

10.2	Employment Agreement, dated November 15, 2018, between the Company and Stacy W. Hilgendorf

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 21, 2018	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer